Exhibit 10.4

CORPORATE GUARANTY

1.           Identification.

This Guaranty (the “Guaranty”), dated as of December 23, 2015, is entered into by Australian Sapphire Corporation, a California corporation (“Guarantor”), for the benefit of the Collateral Agent identified below and the parties identified on Schedule A hereto (each a “Lender” and collectively, the “Lenders”).

2.           Recitals.

2.1          Guarantor is a corporation wholly-owned by Joseph Segelman, the principal shareholder, President and Director of Reign Sapphire Corporation, a Delaware corporation (“Borrower”). The Lenders have made and/or are making loans to Borrower (the “Loans”). Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2          The Loans are and will be evidenced by certain Secured Convertible Promissory Notes (collectively, “Note” or the “Notes”) issued by Borrower on, about and/or after the date of this Guaranty pursuant to those certain Securities Purchase Agreements dated at or about the date hereof (“Securities Purchase Agreements”). The Notes issued on the Closing Date are further described on Schedule A hereto and were and or will be executed by Borrower as “Borrower” for the benefit of each Lender as the “Holder” thereof. Schedule A may be amended by the Collateral Agent to include additional Notes which may be issued after the date of this Guaranty and subject to this Guaranty.

2.3          In consideration of the Loans made and which may be made by Lenders to Borrower pursuant to the Securities Purchase Agreement and for other good and valuable consideration, and as security for the performance by Borrower of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes and other Transaction Documents, the “obligations” as defined in the Corporate Security Agreement delivered pursuant to the Securities Purchase Agreement (collectively herein, the “Obligations”), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

2.4          The Lenders have appointed Alpha Capital Anstalt as Collateral Agent pursuant to that certain Security Agreement dated at or about the date of this Agreement (“Security Agreement”), among the Lenders and Collateral Agent.

2.5          Upper case terms employed but not defined herein shall have the meanings ascribed to them in the Transaction Documents (as defined in the Securities Purchase Agreement).

3.           Guaranty.

3.1          Guaranty. Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other guarantor of the Obligations, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Borrower, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise arising under the Notes, Security Agreement, or any other Transaction Document (as defined in the Securities Purchase Agreement) (such obligations, to the extent not paid by Borrower being the “Guaranteed Obligations” and included in the definition of Obligations), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights under the Guaranty set forth herein. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to Collateral Agent and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Borrower.

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3.2          Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Lenders with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)          any lack of validity of the Notes or any agreement or instrument relating thereto;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or otherwise;

(c)          any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)          any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Borrower; or

(e)         any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3          Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Lenders exhaust any right or take any action against any Borrower or any other person or entity or any Collateral. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits. Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

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3.4          Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash or other payment in full of the Guaranteed Obligations, (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Lender herein or otherwise.

3.5          Subrogation. Guarantor will not exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Lender or other guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Lender or other guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

3.6          Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

3.7          Ownership. Joseph Segelman is the sole shareholder of Guarantor and owns all of the equity and rights to acquire equity of Guarantor free and clear of all liens and encumbrances.

4.             Miscellaneous.

4.1          Expenses. Guarantor shall pay to the Lenders, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys’ fees, reasonable legal expenses and reasonable brokers’ fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

4.2          Waivers, Amendment and Remedies. No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Guarantor and the Majority in Interest (as such term is defined in the Security Agreement) or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lenders, not only hereunder, but also under any other Transaction Documents and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

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4.3          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a Business Day during normal business hours, or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours), (ii) on the first Business Day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth Business Day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Guarantor, to:	c/o Reign Sapphire Corporation
9465 Wilshire Boulevard
Beverly Hills, CA 90212
Fax: (323) 704-3255

With a copy by fax only to (which shall not constitute notice):	Qian & Company
135 Main Street, 9th Floor
San Francisco, CA 94105
Attn: Alan S. Gutterman, Esq.
Fax: (415) 267-1899

To the Collateral Agent:	Alpha Capital Anstalt
c/o Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697–3575

To Lenders:	To the addresses and telecopier numbers set forth on Schedule A

Any party may change its address by written notice in accordance with this paragraph.

4.4          Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Guaranteed Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Guarantor to the Collateral Agent and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders. Upon the payment in full of the Guaranteed Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor’s request and at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

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4.5          Captions. The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6          Governing Law; Venue; Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect. This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lenders, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Lenders and Guarantor are parties or which Guarantor delivered to Lenders, which may be convenient or necessary to determine Lenders’ rights hereunder or Guarantor’s obligations to Lenders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Guarantor irrevocably appoints Borrower its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Guarantor with the same force and validity as if served upon Guarantor.

4.7          Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations have been paid pursuant to the terms of the Notes and the Securities Purchase Agreements.

4.8          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by electronic transmission.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Corporate Guaranty, as of the date first written above.

“GUARANTOR”

AUSTRALIAN SAPPHIRE CORPORATION

By:
Joseph Segelman
Its: President

JOSEPH SEGELMAN, Personally
As to Section 3.7

This Corporate Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

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SCHEDULE A TO CORPORATE GUARANTY

INITIAL CLOSING

PURCHASER AND ADDRESS	PURCHASE PRICE and NOTE PRINCIPAL

ALPHA CAPITAL ANSTALT Lettstrasse 32 P.O. Box 1212 9490 Vaduz, Lichtenstein Fax: 212-586-8244 Taxpayer ID# None

BRIO CAPITAL MASTER FUND LTD. 100 Merrick Road, Suite 401W Rockville Center, NY 11570 Tel.: 516-536-0500 Taxpayer ID# 98-1072321

SUBSEQUENT CLOSING

PURCHASER AND ADDRESS	PURCHASE PRICE and NOTE PRINCIPAL

ALPHA CAPITAL ANSTALT Lettstrasse 32 P.O. Box 1212 9490 Vaduz, Lichtenstein Fax: 212-586-8244 Taxpayer ID# None

BRIO CAPITAL MASTER FUND LTD. 100 Merrick Road, Suite 401W Rockville Center, NY 11570 Tel.: 516-536-0500 Taxpayer ID# 98-1072321

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